Exhibit 5.1

February 25, 2015

PPL Corporation

Two North Ninth Street

Allentown, PA 18101

Ladies and Gentlemen:

I am Senior Counsel of PPL Services Corporation, a wholly owned subsidiary of PPL Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Company”), and, as such, am familiar with the affairs of the Company. I have acted as counsel to the Company in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of an aggregate of 8,000,000 shares of Common Stock, par value $0.01 per share (the “Shares”), pursuant to the Company’s Amended and Restated 2015 Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”).

Based upon my familiarity with the Company and upon an examination of such other corporate records, certificates, other documents and questions of law as I have considered necessary or appropriate for purposes of this opinion, I am of the opinion that (i) the Company is duly incorporated, validly existing under the laws of the Commonwealth of Pennsylvania and duly authorized to carry on the business that it is now conducting in that Commonwealth and (ii) the Shares to be purchased in the open market or from participants in the Plan have been legally issued and are fully paid and nonassessable and that, when such Shares have been issued and sold and the purchase price paid therefor, any newly issued Shares to be purchased through the Plan will be legally issued, fully paid and nonassessable.

I have reviewed those statements of law and legal conclusions stated to be made upon my authority in the Registration Statement and, in my opinion, such statements are correct.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and consent to the use of my name under the caption “Legal Opinions” in the Prospectus included in the Registration Statement. I also hereby give my consent to the use of my name in the opinion of Simpson Thacher & Bartlett LLP, filed as Exhibit 5.2 to the Registration Statement.

In rendering their opinion, Simpson Thacher & Bartlett LLP may rely upon this opinion as to matters of Pennsylvania law addressed herein as if this opinion were addressed directly to them.

Very truly yours,

/s/ Frederick C. Paine, Esq.

Frederick C. Paine, Esq.

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